OppFi Reports Third Quarter 2026 Results Launched new Line of Credit product, representing a significant milestone in the expansion of OppFi's product suite Continued execution of product and pricing initiatives designed to expand addressable market opportunities and enhance customer choice Repurchased $6.7 million of common stock during the third quarter under the share repurchase program CHICAGO, October 28, 2026— OppFi Inc. (NYSE: OPFI) (“OppFi” or the “Company”), a tech-enabled digital finance platform that partners with banks to offer financial products and services to everyday Americans, today reported financial results for the third quarter ended September 30, 2026. “The strategic transformation of OppFi continued to gain momentum during the third quarter as we delivered strong execution across a number of priorities that we believe will drive our next phase of growth,” said Todd Schwartz, CEO and Executive Chairman. “From launching our line of credit product and advancing the migration to our LOLA platform, to progressing key product innovation initiatives, we are building a more diversified, technology- enabled financial platform designed to better serve customers across their financial journeys. We believe these initiatives will broaden our capabilities, strengthen our long-term earnings power, and position OppFi to create substantial long-term value.”

Financial Summary

The following tables present a summary of OppFi's results for the three and nine months ended September 30, 2026 and 2025 (in thousands, except per share data). Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

	Three Months Ended September 30,		Change
(Unaudited)	2026	2025	%
Total revenue[1]	$ 149,230	$ 155,089	(3.8)%
Net income	$ 34,479	$ 75,933	(54.6)%
Net income attributable to OppFi Inc.	$ 34,479	$ 41,635	(17.2)%
Adjusted net income[2]	$ 31,559	$ 40,727	(22.5)%
Basic EPS	$ 0.41	$ 1.48	(72.6)%
Diluted EPS[3]	$ 0.40	$ 0.77	(47.6)%
Adjusted EPS[2,3]	$ 0.37	$ 0.46	(20.1)%

[1] Total revenue is calculated as the sum of interest on finance receivables and other revenue.

[2] Adjusted Net Income and Adjusted EPS are non-GAAP financial measures. See "Reconciliation of Non-GAAP Financial Measures" below for a detailed description and reconciliation of such non-GAAP financial measures to their most directly comparable GAAP financial measures.

[3] Diluted EPS calculated on a GAAP basis excludes dilutive securities, including Class V Voting Stock, restricted stock units, performance stock units, and stock options in any periods in which their inclusion would have an antidilutive effect.

	Nine Months Ended September 30,		Change
(Unaudited)	2026	2025	%
Total revenue[1]	$ 446,281	$ 437,800	1.9 %
Net income	$ 104,129	$ 107,803	(3.4)%
Net income attributable to OppFi Inc.	$ 77,722	$ 9,483	719.6 %
Adjusted net income[2]	$ 90,363	$ 113,945	(20.7)%
Basic EPS	$ 1.29	$ 0.36	257.3 %
Diluted EPS[3]	$ 1.14	$ 0.36	214.0 %
Adjusted EPS[2,3]	$ 1.05	$ 1.29	(18.6)%

[1] Total revenue is calculated as the sum of interest on finance receivables and other revenue.

[2] Adjusted Net Income and Adjusted EPS are non-GAAP financial measures. See "Reconciliation of Non-GAAP Financial Measures" below for a detailed description and reconciliation of such non-GAAP financial measures to their most directly comparable GAAP financial measures.

[3] Diluted EPS calculated on a GAAP basis excludes dilutive securities, including Class V Voting Stock, restricted stock units, performance stock units, and stock options in any periods in which their inclusion would have an antidilutive effect.

Key Performance Metrics

The following tables represent key quarterly metrics as of and for the three and nine months ended September 30, 2026 and 2025 (in thousands, except percentage metrics).

(Unaudited)	Three Months Ended September 30, 2026		Three Months Ended September 30, 2025		Change %
Total net originations[a]	$	229,348	$	246,109	(6.8)%
Total retained net originations[a]	$	190,671	$	215,237	(11.4)%
Ending receivables[b]	$	458,631	$	481,037	(4.7)%
Net charge-offs as % of total revenue[c]		40.1 %		35.1 %	14.2 %
Net charge-offs as % of average receivables, annualized[c]		52.6 %		46.7 %	12.7 %
Average yield, annualized[d]		131.4 %		133.2 %	(1.3)%
Auto-approval rate[e]		80.1 %		79.1 %	1.2 %

[a] Total net originations are defined as gross originations net of transferred balance on refinanced loans, while total retained net originations are defined as the portion of total net originations with respect to which the Company ultimately purchased a receivable from bank partners.

[b] Ending receivables are defined as the unpaid principal balances of loans at the end of the reporting period.

[c] Net charge-offs as a percentage of total revenue and net charge-offs as a percentage of average receivables represent total charge-offs from the period less recoveries as a percentage of total revenue and as a percentage of average receivables. Net charge-offs as a percentage of average receivables is presented as an annualized metric. Finance receivables are charged off at the earlier of the time when accounts reach 90 days past due on a recency basis, when OppFi receives notification of a customer bankruptcy or is otherwise deemed uncollectible.

[d] Average yield is defined as total revenue from the period as a percent of average receivables and is presented as an annualized metric.

[e] Auto-approval rate is calculated by taking the number of approved loans that are not decisioned by a loan processor or underwriter (auto-approval) divided by the total number of loans approved.

(Unaudited)	Nine Months Ended September 30, 2026		Nine Months Ended September 30, 2025		Change %
Total net originations[a]	$	617,360	$	669,150	(7.7)%
Total retained net originations[a]	$	518,881	$	589,905	(12.0)%
Ending receivables[b]	$	458,631	$	481,037	(4.7)%
Net charge-offs as % of total revenue[c]		40.7 %		33.9 %	20.0 %
Net charge-offs as % of average receivables, annualized[c]		53.2 %		45.5 %	16.9 %
Average yield, annualized[d]		130.8 %		134.3 %	(2.6)%
Auto-approval rate[e]		80.2 %		79.2 %	1.3 %

[a] Total net originations are defined as gross originations net of transferred balance on refinanced loans, while total retained net originations are defined as the portion of total net originations with respect to which the Company ultimately purchased a receivable from bank partners.

[b] Ending receivables are defined as the unpaid principal balances of loans at the end of the reporting period.

[c] Net charge-offs as a percentage of total revenue and net charge-offs as a percentage of average receivables represent total charge-offs from the period less recoveries as a percentage of total revenue and as a percentage of average receivables. Net charge-offs as a percentage of average receivables is presented as an annualized metric. Finance receivables are charged off at the earlier of the time when accounts reach 90 days past due on a recency basis, when OppFi receives notification of a customer bankruptcy or is otherwise deemed uncollectible.

[d] Average yield is defined as total revenue from the period as a percent of average receivables and is presented as an annualized metric.

[e] Auto-approval rate is calculated by taking the number of approved loans that are not decisioned by a loan processor or underwriter (auto-approval) divided by the total number of loans approved.

Share Repurchase Program During the nine months ended September 30, 2026, OppFi repurchased $17.9 million of its Class A common stock at an average purchase price of $8.91 per share. Full Year 2026 Guidance Update OppFi is refining its full year 2026 guidance as follows: • Total revenue between $600 million and $610 million; • Adjusted net income1 between $115 million and $120 million; and • Adjusted EPS1 between $1.34 and $1.40, based on an approximate weighted average diluted share count of 86 million shares (1) Non-GAAP Financial Measures: Adjusted Net Income and Adjusted EPS are non-GAAP financial measures. See “Reconciliation of Non- GAAP Financial Measures” below for a detailed description and reconciliation of such non-GAAP financial measures to their most directly comparable GAAP financial measures. A reconciliation of projected full year 2026 Adjusted Net Income and Adjusted EPS to the most directly comparable GAAP financial measures is not included in this press release because, without unreasonable efforts, the Company is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate these measures. Conference Call Management will host a conference call today at 8:30 a.m. ET to discuss OppFi’s financial results and business outlook. The webcast of the conference call will be made available on the Investor Relations page of the Company’s website. The conference call can also be accessed with the following dial-in information: • Domestic: (833) 354-6854 • International: (785) 838-9343 • Conference ID: OPPFI An archived version of the webcast will be available on OppFi’s website. About OppFi OppFi (NYSE: OPFI) is a tech-enabled digital finance platform that partners with banks to offer financial products and services to everyday Americans. Through this transparent and responsible platform, which emphasizes financial inclusion and exceptional customer experience, the Company assists consumers who are underserved by traditional financing options in building improved financial health. OppLoans by OppFi maintains a 4.4/5.0 star rating on Trustpilot based on over 5,800 reviews, positioning the Company among the top consumer-rated financial platforms online. OppFi also holds a 35% equity interest in Bitty Holdings, LLC (“Bitty”), a credit access company that provides revenue-based financing and other working capital solutions to small businesses. For additional information, please visit oppfi.com. Important Additional Information and Where to Find It In connection with the proposed transaction between OppFi and BNCCORP, Inc. (“BNCC”), OppFi has filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (File No. 333-297733) (the “registration statement”), which includes a proxy statement of BNCC and a prospectus of OppFi (the “proxy statement/prospectus”), and OppFi may file with the SEC other relevant documents regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS CAREFULLY AND IN THEIR ENTIRETY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BY OPPFI, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT OPPFI, BNCC, BNC NATIONAL BANK AND THE PROPOSED TRANSACTION. A definitive copy of the proxy statement/prospectus has been mailed to stockholders of BNCC. Investors and security holders will be able to obtain the registration statement and the proxy statement/prospectus, as well as other filings containing information about OppFi, free of charge from OppFi or from the SEC’s website. The documents filed by OppFi with the SEC may be obtained free of charge at OppFi’s website, at https://investors.oppfi.com/financials/sec-filings/default.aspx, or by requesting them by mail at 130 E. Randolph Street, Suite 3400, Chicago, IL 60601 or by email at corporate.secretary@oppfi.com. Contacts: Investor Relations: investors@oppfi.com Media Relations: media@oppfi.com Forward-Looking Statements This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. OppFi’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “opportunity,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “possible,” “continue,” “positions,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, without limitation, OppFi’s expectations with respect to its full year 2026 guidance, the future performance of OppFi’s platform and underwriting models, the anticipated performance of its recently launched line of credit product, the expected benefits of its ongoing migration to the LOLA platform, statements regarding OppFi’s proposed acquisition of BNCC, including the anticipated timing, structure, benefits and strategic rationale of the transaction, OppFi’s expectations with respect to the geographic expansion and product diversification that may come from the acquisition, and expectations for OppFi’s growth and future financial performance. These forward-looking statements are based on OppFi’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside OppFi’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to, the impact of general economic conditions, including economic slowdowns, inflation, interest rate changes, recessions, the impact of tariffs, and tightening of credit markets on OppFi’s business; the impact of challenging macroeconomic and marketplace conditions; the impact of stimulus or other government programs; risks related to the proposed acquisition of BNCC including the risk that the transactions may not be completed in a timely manner or at all, the failure to satisfy closing conditions or obtain required regulatory approvals, the impact of the transaction on OppFi’s governance structure, integration or execution challenges, and adverse reactions from customers or stockholders; whether OppFi will be successful in obtaining declaratory relief against the Commissioner of the Department of Financial Protection and Innovation for the State of California; whether OppFi will be subject to AB 539; whether OppFi’s bank partners will continue to lend in California and whether OppFi’s financing sources will continue to finance the purchase of participation rights in loans originated by OppFi’s bank partners in California; OppFi’s ability to scale and grow the Bitty business; the impact that events involving financial institutions or the financial services industry generally, such as actual concerns or events involving liquidity, defaults, or non-performance, may have on OppFi’s business; risks related to any material weakness in OppFi’s internal controls over financial reporting; the ability of OppFi to grow and manage growth profitably and retain its key employees; risks related to new products; the implementation and migration of technology platforms; risks related to evaluating and potentially consummating acquisitions; concentration risk; risks related to OppFi’s ability to comply with various covenants in its corporate and warehouse credit facilities; risks related to potential litigation; changes in applicable laws or regulations, including, but not limited to, impacts from the One Big Beautiful Bill Act; the possibility that OppFi may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties indicated from time to time in OppFi’s filings with the United States Securities and Exchange Commission, in particular, contained in the section captioned “Risk Factors.” OppFi cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. OppFi does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-

looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Non-GAAP Financial Measures This press release includes certain non-GAAP financial measures that are unaudited and do not conform to GAAP, such as Adjusted EBT, Adjusted Net Income, and Adjusted EPS. Adjusted EBT is defined as Net Income, adjusted for (1) income tax expense; (2) change in fair value of warrant liabilities; (3) other adjustments, net; and (4) other income. Adjusted Net Income is defined as Adjusted EBT as defined above, adjusted for taxes assuming a tax rate for each period presented that reflects the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes, in order to allow for a comparison with other publicly traded companies. Adjusted EPS is defined as Adjusted Net Income as defined above, divided by weighted average diluted shares outstanding, which represents shares of both classes of common stock outstanding and includes the impact of dilutive securities, such as restricted stock units, performance stock units, and stock options. These non-GAAP financial measures have not been prepared in accordance with accounting principles generally accepted in the United States and may be different from non-GAAP financial measures used by other companies. OppFi believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. These non-GAAP measures with comparable names should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. See “Reconciliation of Non-GAAP Financial Measures” below for reconciliations for OppFi’s non-GAAP financial measures to the most directly comparable GAAP financial measures.

Consolidated Statements of Operations

The following tables present consolidated statements of operations for the three and nine months ended September 30, 2026 and 2025 (in thousands, except share and per share data). Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

	Three Months Ended September 30,		Change	
(Unaudited)	2026	2025	$	%
Revenue:				
Interest on finance receivables	$ 147,652	$ 153,706	$ (6,054)	(3.9)%
Other revenue	1,578	1,383	195	14.1
	149,230	155,089	(5,859)	(3.8)
Change in fair value of finance receivables	(56,476)	(50,532)	(5,944)	11.8
Net revenue	92,754	104,557	(11,803)	(11.3)
Expenses:				
Direct marketing costs	13,044	14,514	(1,470)	(10.1)
Salaries and employee benefits	12,718	14,513	(1,795)	(12.4)
Interest expense and amortized debt issuance costs	8,659	10,079	(1,420)	(14.1)
Professional fees	7,538	6,100	1,438	23.6
Technology costs	3,934	3,131	803	25.6
Depreciation and amortization	1,945	1,133	812	71.7
Payment processing fees	1,675	1,712	(37)	(2.2)
Occupancy	985	1,030	(45)	(4.4)
General, administrative and other	5,212	3,900	1,312	33.6
Total expenses	55,710	56,112	(402)	(0.7)
Income from operations	37,044	48,445	(11,401)	(23.5)
Other income:				
Change in fair value of warrant liabilities	2,842	31,688	(28,846)	(91.0)
Income from equity method investment	774	1,365	(591)	(43.3)
Other income	86	82	4	4.9
Income before income taxes	40,746	81,580	(40,834)	(50.1)
Income tax expense	6,267	5,647	620	11.0
Net income	34,479	75,933	(41,454)	(54.6)
Less: net income attributable to noncontrolling interest	—	34,298	(34,298)	(100.0)
Net income attributable to OppFi Inc.	$ 34,479	$ 41,635	$ (7,156)	(17.2)%
Earnings per common share attributable to OppFi Inc.:				
Earnings per common share:				
Basic	$ 0.41	$ 1.48		
Diluted	$ 0.40	$ 0.77		
Weighted average common shares outstanding:				
Basic	85,066,885	28,163,404		
Diluted	85,571,877	88,236,591

Nine Months Ended September 30, Change (Unaudited) 2026 2025 $ % Revenue: Interest on finance receivables $ 441,904 $ 433,968 $ 7,936 1.8 % Other revenue 4,377 3,832 545 14.2 446,281 437,800 8,481 1.9 Change in fair value of finance receivables (180,058) (142,187) (37,871) 26.6 Net revenue 266,223 295,613 (29,390) (9.9) Expenses: Salaries and employee benefits 43,266 46,045 (2,779) (6.0) Direct marketing costs 34,832 36,692 (1,860) (5.1) Professional fees 28,415 15,091 13,324 88.3 Interest expense and amortized debt issuance costs 25,294 29,965 (4,671) (15.6) Technology costs 10,788 9,474 1,314 13.9 Payment processing fees 4,967 4,869 98 2.0 Depreciation and amortization 4,045 4,395 (350) (8.0) Occupancy 2,843 3,099 (256) (8.3) General, administrative and other 15,012 10,238 4,774 46.6 Total expenses 169,462 159,868 9,594 6.0 Income from operations 96,761 135,745 (38,984) (28.7) Other income (expense): Change in fair value of warrant liabilities 24,338 (23,223) 47,561 204.8 Income from equity method investment 2,707 3,562 (855) (24.0) Other income 405 241 164 68.1 Income before income taxes 124,211 116,325 7,886 6.8 Income tax expense 20,082 8,522 11,560 135.7 Net income 104,129 107,803 (3,674) (3.4) Less: net income attributable to noncontrolling interest 26,407 98,320 (71,913) (73.1) Net income attributable to OppFi Inc. $ 77,722 $ 9,483 $ 68,239 719.6 % Earnings per common share attributable to OppFi Inc.: Earnings per common share: Basic $ 1.29 $ 0.36 Diluted $ 1.14 $ 0.36 Weighted average common shares outstanding: Basic 60,027,387 26,168,321 Diluted 85,933,941 26,168,321

Condensed Consolidated Balance Sheets The following table presents consolidated balance sheets as of September 30, 2026 and December 31, 2025 (in thousands). Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts. (Unaudited) September 30, December 31, Change 2026 2025 $ % Assets Cash and restricted cash $ 140,673 $ 93,263 $ 47,410 50.8 % Finance receivables at fair value 518,884 546,236 (27,352) (5.0) Equity method investment 20,348 19,076 1,272 6.7 Other assets 162,495 95,515 66,980 70.1 Total assets $ 842,400 $ 754,090 $ 88,310 11.7 % Liabilities and stockholders’ equity Accounts payable and accrued expenses $ 37,406 $ 46,171 $ (8,765) (19.0) % Total debt 349,639 321,353 28,286 8.8 Warrant liabilities 2,117 26,455 (24,338) (92.0) Other liabilities 9,915 51,235 (41,320) (80.6) Total liabilities 399,077 445,214 (46,137) (10.4) Total stockholders’ equity 443,323 308,876 134,447 43.5 Total liabilities and stockholders’ equity $ 842,400 $ 754,090 $ 88,310 11.7 % Condensed Consolidated Statement of Cash Flows The following table presents the consolidated statement of cash flows for the nine months ended September 30, 2026 and 2025 (in thousands). Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts. Nine Months Ended September 30, Change (Unaudited) 2026 2025 $ % Net cash provided by operating activities $ 268,129 $ 284,481 $ (16,352) (5.7) % Net cash used in investing activities (160,606) (218,419) 57,813 (26.5) Net cash used in financing activities (60,113) (79,157) 19,044 (24.1) Net increase (decrease) in cash and restricted cash $ 47,410 $ (13,095) $ 60,505 462.0%

Financial Capacity and Capital Resources As of September 30, 2026, OppFi had $102.7 million in unrestricted cash, an increase of $53.2 million from December 31, 2025. As of September 30, 2026, OppFi had an additional $198.5 million of unused debt capacity under its financing facilities for future availability, representing a 36% overall undrawn capacity, a decrease from $203.6 million as of December 31, 2025. The decrease in undrawn debt was driven primarily by the termination of the Gray Rock SPV LLC revolving line of credit. Including total financing commitments of $550.0 million and cash and restricted cash on the balance sheet of $140.7 million, OppFi had approximately $690.7 million in funding capacity as of September 30, 2026. Reconciliation of Non-GAAP Financial Measures The following tables present reconciliations of non-GAAP financial measures for the three and nine months ended September 30, 2026 and 2025 (in thousands, except share and per share data). Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts. Adjusted EBT and Adjusted Net Income Comparison of the three months ended September 30, 2026 and 2025 Three Months Ended September 30, Change (Unaudited) 2026 2025 $ % Net income $ 34,479 $ 75,933 $ (41,454) (54.6) % Income tax expense 6,267 5,647 620 11.0 Other income (86) (82) (4) 4.9 Change in fair value of warrant liabilities (2,842) (31,688) 28,846 (91.0) Other adjustments, net(a) 3,691 3,393 298 8.8 Adjusted EBT 41,509 53,203 (11,694) (22.0) Less: pro forma taxes(b) 9,950 12,476 (2,526) (20.2) Adjusted net income $ 31,559 $ 40,727 $ (9,168) (22.5) % Adjusted earnings per share $ 0.37 $ 0.46 Weighted average diluted shares outstanding 85,571,877 88,236,591 (a) For the three months ended September 30, 2026, other adjustments, net of $3.7 million included $1.8 million in expenses related to the proposed acquisition of BNCC (the “Transaction”), $1.6 million in expenses related to stock compensation, and $0.3 million in expenses related to severance. For the three months ended September 30, 2025, other adjustments, net of $3.4 million included $1.9 million in expenses related to stock compensation, $1.0 million in expenses related to corporate development, $0.4 million in expenses related to legal matters, and $0.1 million in expenses related to severance. The sum of the individual components of other adjustments, net may not equal the total presented due to the use of rounded numbers for disclosure purposes. (b) Assumes a tax rate of 23.97% for the three months ended September 30, 2026 and 23.45% for the three months ended September 30, 2025, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes.

Comparison of the nine months ended September 30, 2026 and 2025 Nine Months Ended September 30, Change (Unaudited) 2026 2025 $ % Net income $ 104,129 $ 107,803 $ (3,674) (3.4) % Income tax expense 20,082 8,522 11,560 135.7 Other income (405) (241) (164) 68.1 Change in fair value of warrant liabilities (24,338) 23,223 (47,561) (204.8) Other adjustments, net(a) 19,385 9,544 9,841 103.1 Adjusted EBT 118,853 148,851 (29,998) (20.2) Less: pro forma taxes(b) 28,490 34,906 (6,416) (18.4) Adjusted net income $ 90,363 $ 113,945 $ (23,582) (20.7) % Adjusted earnings per share $ 1.05 $ 1.29 Weighted average diluted shares outstanding 85,933,941 88,218,365 (a) For the nine months ended September 30, 2026, other adjustments, net of $19.4 million included $10.6 million in expenses related to the Transaction and the series of transactions which resulted in OppFi becoming the sole owner of OppFi-LLC and the termination of the Tax Receivable Agreement (the "Corporate Simplification"), $6.4 million in expenses related to stock compensation, $1.9 million in expenses related to severance, and $0.5 million in expenses related to legal matters. For the nine months ended September 30, 2025, other adjustments, net of $9.5 million included $8.3 million in expenses related to stock compensation, $1.0 million in expenses related to corporate development, $0.9 million in expenses related to legal matters, $0.7 million in expenses related to severance, and $0.2 million in expenses related to an adjustment to the Company’s outstanding lease obligations, partially offset by a $1.4 million addback related to the partial forgiveness of remaining expenses related to OppFi Card’s exit activities. The sum of the individual components of other adjustments, net may not equal the total presented due to the use of rounded numbers for disclosure purposes. (b) Assumes a tax rate of 23.97% for the nine months ended September 30, 2026 and 23.45% for the nine months ended September 30, 2025, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes.

Adjusted Earnings Per Share Comparison of the three months ended September 30, 2026 and 2025 Three Months Ended September 30, (Unaudited) 2026 2025 Weighted average Class A common stock outstanding 85,066,885 28,163,404 Weighted average Class V voting stock outstanding — 58,852,443 Dilutive impact of restricted stock units 361,279 969,852 Dilutive impact of performance stock units — 31,906 Dilutive impact of stock options 143,713 218,986 Weighted average diluted shares outstanding 85,571,877 88,236,591 Three Months Ended September 30, (In thousands, except share and per share data) 2026 2025 (Unaudited) $ Per Share $ Per Share Weighted average diluted shares outstanding 85,571,877 88,236,591 Net income $ 34,479 $ 0.40 $ 75,933 $ 0.86 Income tax expense 6,267 0.07 5,647 0.06 Other income (86) — (82) — Change in fair value of warrant liabilities (2,842) (0.03) (31,688) (0.36) Other adjustments, net(a) 3,691 0.04 3,393 0.04 Adjusted EBT 41,509 0.49 53,203 0.60 Less: pro forma taxes(b) 9,950 0.12 12,476 0.14 Adjusted net income $ 31,559 $ 0.37 $ 40,727 $ 0.46 (a) For the three months ended September 30, 2026, other adjustments, net of $3.7 million included $1.8 million in expenses related to the Transaction, $1.6 million in expenses related to stock compensation, and $0.3 million in expenses related to severance. For the three months ended September 30, 2025, other adjustments, net of $3.4 million included $1.9 million in expenses related to stock compensation, $1.0 million in expenses related to corporate development, $0.4 million in expenses related to legal matters, and $0.1 million in expenses related to severance. The sum of the individual components of other adjustments, net may not equal the total presented due to the use of rounded numbers for disclosure purposes. (b) Assumes a tax rate of 23.97% for the three months ended September 30, 2026 and 23.45% for the three months ended September 30, 2025, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes.

Comparison of the nine months ended September 30, 2026 and 2025 Nine Months Ended September 30, (Unaudited) 2026 2025 Weighted average Class A common stock outstanding 60,027,387 26,168,321 Weighted average Class V voting stock outstanding 25,275,155 60,590,252 Dilutive impact of restricted stock units 477,232 1,205,261 Dilutive impact of performance stock units 5,421 45,237 Dilutive impact of stock options 148,746 209,294 Weighted average diluted shares outstanding 85,933,941 88,218,365 Nine Months Ended September 30, (In thousands, except share and per share data) 2026 2025 (Unaudited) $ Per Share $ Per Share Weighted average diluted shares outstanding 85,933,941 88,218,365 Net income $ 104,129 $ 1.21 $ 107,803 $ 1.22 Income tax expense 20,082 0.23 8,522 0.10 Other income (405) — (241) — Change in fair value of warrant liabilities (24,338) (0.28) 23,223 0.26 Other adjustments, net(a) 19,385 0.23 9,544 0.11 Adjusted EBT 118,853 1.38 148,851 1.69 Less: pro forma taxes(b) 28,490 0.33 34,906 0.40 Adjusted net income $ 90,363 $ 1.05 $ 113,945 $ 1.29 (a) For the nine months ended September 30, 2026, other adjustments, net of $19.4 million included $10.6 million in expenses related to the Transaction and the Corporate Simplification, $6.4 million in expenses related to stock compensation, $1.9 million in expenses related to severance, and $0.5 million in expenses related to legal matters. For the nine months ended September 30, 2025, other adjustments, net of $9.5 million included $8.3 million in expenses related to stock compensation, $1.0 million in expenses related to corporate development, $0.9 million in expenses related to legal matters, $0.7 million in expenses related to severance, and $0.2 million in expenses related to an adjustment to the Company’s outstanding lease obligations, partially offset by a $1.4 million addback related to the partial forgiveness of remaining expenses related to OppFi Card’s exit activities. The sum of the individual components of other adjustments, net may not equal the total presented due to the use of rounded numbers for disclosure purposes. (b) Assumes a tax rate of 23.97% for the nine months ended September 30, 2026 and 23.45% for the nine months ended September 30, 2025, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes.